Exhibit 10.1

FIRST AMENDMENT
THE COCA-COLA COMPANY SEVERANCE PAY PLAN
(As Amended and Restated Effective January 1, 2020)

        This Amendment to The Coca-Cola Company Severance Pay Plan is hereby adopted by The Coca-Cola Company Benefits Committee (“Benefits Committee”), effective as of May 29, 2020.
1.The definition of Participant shall be amended to read as follows:
Participant means:
(a)a regular full-time or regular part-time (working at least 30 hours per week) employee of the Company or a Participating Affiliate who works primarily within the United States (one of the fifty states or the District of Columbia) and who is actively at work or on an Approved Leave of Absence, or
(b)a regular, full-time salaried Global Mobility Assignee who is actively at work or on an Approved Leave of Absence.
Notwithstanding the foregoing, the term “Participant” shall not include any employee of The Coca-Cola Company or an Affiliate who is performing services for Costa USA LLC and who ultimately reports up to the CEO, Costa in accordance with the personnel and organizational systems of the Company. Furthermore, the term "Participant" shall not include any employee covered by a collective bargaining agreement between an employee representative and the Company or any Affiliate, unless the collective bargaining agreement provides for the employee’s participation in this Plan.
An individual shall be treated as an "employee" for purposes of this Plan for any period only if (i) he is actually classified during such period by the Company (or to the extent applicable, any Affiliate) on its payroll, personnel and benefits system as an employee, and (ii) he is paid for services rendered during such period through the payroll system, as distinguished from the accounts payable department, of the Company or the Affiliate. No other individual shall be treated as an employee under this Plan for any period, regardless of his or her status during such period as an employee under common law or under any statute. In addition, an individual shall be treated as an exempt or nonexempt employee for purposes of this Plan only if he is actually classified during such period by the Company or an Affiliate on its payroll, personnel and benefits system as an exempt or nonexempt employee.

2.Appendix B is amended to add Grand Prairie Plant (TX) to the Thermal (Hot-fill/Juice/Water) Plants list.

3.Appendix B is further amended to add the following:

Other facilities
Odwalla Chilled Distribution Centers

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be adopted and signed by its duly authorized member on May 29, 2020.

            THE COCA-COLA COMPANY
            BENEFITS COMMITTEE

            BY: /s/ Silvina Kippke
             Silvina Kippke